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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

To The Board of Directors of Micromass Limited


We consent to the incorporation by reference in the Waters Corporation Form S-8 registration statement, File No. 33-80677 dated December 20, 1995 in the Waters Corporation Form S-8 registration statement, File No. 333-1436 dated February 15, 1996, in the Waters Corporation Form S-8 registration statement File No.
 ....... dated July 16, 1996 and in the Waters Corporation Form S-8 registration statement, File No.........dated December 19, 1996 of our report on the consolidated financial statements of Micromass Limited and its subsidiaries (including its predecessor entities) at September 30, 1997 and at December 31, 1996 and the results of their operations and their cash flows for the periods from January 1, 1997 to September 30, 1997, March 29, 1996 to December 31, 1996 and January, 1, 1996 to March, 28 1996 included in Waters Corporation Form 8-K/A dated December 5, 1997.

KPMG
Chartered Accountants
and Registered Auditors

Manchester, England                                        December 5, 1997